                                                                  EXHIBIT 10.7.4


PRUEXPRESS(R) FIRST MORTGAGE LOAN APPLICATION


The Prudential Insurance Company             Application No. {6 102 639}           Date  {2-12-98}
 of America                                                 ------------------         --------------
                                             Property Located at:
                                                                 ------------------------------------
Ravinia Drive                                Street Address:  4130 Plantation Trace
                                                            ---------------------------------------
Suite 1400                                   City:  Duluth      County:  Fulton         State: GA
                                                  -----------          ---------------        -----
Atlanta, Georgia 30346                       Deal Name: Plantation Trace Apartments
                                                       ----------------------------------------------


         The undersigned (borrowers) hereby applies to The Prudential Insurance Company of America ("Lender") for a first mortgage loan (the "Loan") upon the following terms and conditions including the attached Exhibits and The Prudential Guidelines and Report Requirements (the "Guidelines") separately delivered to Borrower and hereby made a part of this Application (collectively, the "Conditions"):

1.       BORROWER
         (a) Name:     Roberts Properties Residential, L.P.
                      ----------------------------------------------------------
         (b) Address:  c/o Roberts Properties, Inc.
                      ----------------------------------------------------------
                       8010 Roswell Road, Suite 120
                      ----------------------------------------------------------
                       Atlanta, Georgia 30350
                      ----------------------------------------------------------

         (c) Type of Entity:   Limited Partnership
                             ---------------------------------------------------


         (d) Taxpayer Identification Number:  {58-2122875}
                                            ------------------------------------


         (e) State of Organization: Georgia
                                   ---------------------------------------------

         (f) Foreign Person: Borrower represents and warrants to Lender that Borrower is not a "foreign person" within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986.

2.       LOAN TERMS

         (a) Principal Amount: $11,900,000
                              ----------------

         (b) Term: 120   months
                   ----


         (c) Interest Rate:{7.09}% per annum
                           ------

         (d) Payments: ( X ) Monthly payments of principal and interest of
                             ${79,891.58}  each; or
                             ------------


                       (   ) Monthly payments of interest only of $___________
                             each for _______ months and then monthly payments of principal and interest of $________ each.

         (e) All payments shall be payable on the 15th day of each month ("Monthly Due Date"). Interest shall be calculated on a 30-day month and a 360-day year. Annual Loan Constant: {8.056}% based on a 360 month amortization schedule. Prepayment Privilege: See Exhibit A entitled "Prepayment Privilege".



        {(f) Upon closing and funding of the Loan, Lender agrees to accept payment in full for Prudential Loan Number 6 100 389 (secured by Plantation Trace Apartments) no earlier than July 16, 1998 with no cash pre-payment premium (any accrued interest or other sums owing would be due and payable) required, so long as the funding of the Loan actually occurs no earlier than July 16, 1998. It is understood that the cost of pre-payment for Prudential Loan Number 6 100 389 has been factored into the interest rate in paragraph 2(c).}


3.       CLOSING AND LOAN DISBURSEMENT

         The disbursement of the Loan by Lender (the enclosings) shall occur by no later than July 31, 1998 (the Closing Date") in accordance with the Conditions, time being of the essence. Borrower may extend the Closing Date for up to two thirty-day extension period(s) by paying Lender a fee for each period calculated as set form in Exhibit B.

4.        SECURITY FOR THE LOAN

         The Loan shall be evidenced by a promissory note (the "Note") and secured by documents (which shall include the provisions in Exhibit C) satisfactory to Lender (collectively, the "Loan Documents") including (a) a first mortgage, deed of trust, or similar instrument creating a first lien (the "Mortgager") upon the fee simple estate in the property described in Exhibit D, including all improvements thereon (the"Improvements"), and all rents, issues, profits and proceeds therefrom (collectively, with the Personal Property (defined below), the "Property"); (b) a present first priority absolute assignment of all present and future leases (the "Leases"), all guaranties thereof, and all rents and other sums payable by the tenants; (c) a security agreement creating a first lien and perfected security interest upon all personal property (tangible and intangible), furnishings, fixtures and equipment used in connection with the Property, except personally owned by tenants, and all rents, issues, profits, insurance and condemnation proceeds (collectively, the "Personal Property"); (d) a present first priority absolute assignment of all agreements and documents relating to the ownership, operation, construction or use of the Property; and (e) such other documents as Lender may require.

5.        DUE DILIGENCE MATERIALS

         All instruments, reports, evidence, estoppels, subordination agreements, Reports (defined below), Leases, papers, information and other documents and agreements required by the Conditions or items subject to Lender's approval (collectively, the "Due Diligence Materials") must be satisfactory in form and substance to Lender, in its sole discretion, and must be delivered to Lender no later than the date specified or thirty days before the Closing Date, if none is specified.

6.       TITLE AND SURVEY

         Title to the Property and all documentation pertaining thereto shall be satisfactory to Lender and without exceptions or defects which are not acceptable to Lender. Borrower shall furnish an original title insurance commitment (or at Lender's option, a preliminary title report) together with complete copies of all exceptions and any estoppels relating to tide required by Lender. At Closing, Borrower shall furnish a 1970 Form ALTA mortgagee's title insurance policy, issued by a title insurance company acceptable to Lender in the amount of the Loan, and with such affirmative title insurance and endorsements as Lender may require. Within ten days after the date of this Application, Borrower shall furnish copies of the most recent title policy (owner's and loan), all documents identified in these policies, and the most recent survey. Borrower shall furnish a UCC or chattel search certificate (or other evidence satisfactory to Lender) showing that Lender will have a first lien on all Personal Property. Borrower shall furnish a current survey of the Property in compliance with the Guidelines.

7.       FINANCIAL AND OTHER INFORMATION


         Within ten days after the date of this Application, Borrower shall furnish (i) financial statements of Borrower, and if applicable, Borrower's general partners, guarantors, and Major Tenants (defined below), for the most current fiscal year sworn (by an authorized person, partner, or officer) or C.P.A. audited or C.P.A. prepared and (ii) annual operating statements for the Property. Borrower agrees to provide additional financial or management information as Lender may request. Exhibit E sets forth the ownership structure of the Borrower [, which shall be satisfactory to Lender]. Borrower shall furnish evidence that Borrower and the persons signing the Loan Documents have the legal capacity and authority to enter into the Loan transaction. Within ten days after the date of this Application, Borrower shall also furnish a certified statement setting forth any of the following matters (or certifying that there have been none) involving Borrower, any general partners of Borrower, any guarantors [, or any entities related to or affiliated with these parties], within the ten-year period before this Application: (i) litigation involving any lenders or financial institutions, including, without limitation, foreclosure actions; (ii) deeds (or conveyances) in lieu of foreclosure or sales (pursuant to power of sale); (iii) petitions in bankruptcy or insolvency, or for reorganization, liquidation, dissolution, or for the appointment of a receiver; or (iv) workouts or modifications of any loan in which the interest rate was changed, the principal amount was reduced or the loan term was extended.


8.       COMPLIANCE WITH ZONING, BUILDING, ENVIRONMENTAL AND LAND USE LAWS

         Borrower shall furnish evidence that the Property and the uses thereof comply with all applicable zoning, building, environmental and land use laws, ordinances, rules, regulations and other similar restrictions (including, without limitation, the Fair Housing Act of 1988, as amended, and the Americans with Disabilities Act) or copies of plans to bring the Property into compliance within a time frame acceptable to Lender. Borrower shall also furnish evidence that there is no action pending before any court, quasi-judicial or administrative agency relative to compliance. Lender may require governmental certifications and/or an opinion of counsel, engineer or architect acceptable to Lender to evidence such compliance.

9.       CONSTRUCTION, ENVIRONMENTAL AND ENGINEERING REQUIREMENTS


         Borrower shall furnish the [asbestos report,] environmental report, and architect and engineering reports (collectively, the "Reports") described in the Guidelines. All drafts and the final Reports shall be addressed and delivered to Borrower and Lender simultaneously and shall acknowledge that Lender will be relying on the Reports. Lender may contact and confer with any consultant preparing the Reports without Borrower's approval. At its option, Lender may engage, at Borrower's expense, its own consultants to prepare some or all of the Reports. Lender's reviews, inspections and approvals, if given, are for loan underwriting purposes only and shall not constitute an assumption of liability by Lender with respect to Borrower, Borrower's contractors, architects, engineers, present or future tenants, occupants or owner of the Property, or any other party. {The cost for a Phase I environmental report shall not exceed $2,500.}


10.      INSURANCE AND REAL ESTATE TAXES


         Borrower shall furnish originals of the insurance policies, certificates, and/or endorsements described in the Guidelines and any other insurance Lender may reasonably require. Borrower shall furnish evidence that the Property is separately assessed and taxed. If Lender does not require monthly escrows for real estate taxes, Lender will retain a firm to monitor payment of taxes and Borrower shall pay Lender a one-time fee at Closing to cover the cost of this service. {Monthly escrows for taxes and insurance will not be required so long as there is no default.}


11.      LEASES


         (a) Borrower hereby certifies that the rent roll (the "Rent Roll") attached as Exhibit F lists all Leases affecting the Property [which will be in full force and effect at Closing] any guaranties of the Leases. Borrower shall furnish a copy of Borrower's standard lease form and (except in the case of apartment projects unless requested) true and complete copies of all Leases (including all amendments and agreements relating thereto), guaranties, subleases and assignments of the Leases. If the Property is an apartment project, all non-residential leases and all leases covering multiple units shall be submitted and Borrower hereby certifies that the apartment Leases listed in the Rent Roll contain no {material} changes from the standard form.

         (b) All Leases shall (i) have original terms of not less than 6 months,
(ii) cover in the aggregate at least [rentable square feet] (191 units for apartment projects), (iii) produce at least $2,069,500 in annualized base rent from tenants in occupancy, open for business, paying full rent, and not otherwise in default, but excluding tenant payments for operating and fixed expenses, percentage rents, and any other non-rental items, and (iv) include the following tenants: N/A (the "Major Tenants"). [Lender reserves the right to reject any Leases which are not acceptable to Lender or which include asbestos, environmental, or hazardous substances representations, warranties, or indemnifications, purchase options, rights of first refusal to purchase, or expansion options in favor of tenants unless these provisions would not be applicable to Lender and/or would be extinguished by foreclosure or similar transfer of the Property.]

         (c) Fifteen days prior to Closing, Borrower shall furnish an updated Rent Roll and a collections report showing actual rent collected and tenants in default, both certified as true and correct by Borrower. At least fifteen days prior to Closing, Borrower shall furnish tenant estoppel certificates from all the tenants under the Leases, but none shall be required for apartment Leases. [Lender may require that any Leases be made either subject and subordinate or superior to the Mortgage. Any subordination agreements required shall be furnished at least fifteen days before Closing].


12.      CLOSING AND OTHER COSTS

         Whether or not the Loan closes, Borrower shall pay directly (or reimburse Lender for) all costs and expenses relating to the Loan and the Closing, including, without limitation, all charges by architects, engineers, consultants or other persons, all title insurance and survey charges, all recording fees, and all mortgage or similar taxes. Lender may retain special counsel in connection with this transaction, and Borrower shall pay the fees and expenses of that counsel. All of these costs and expenses (collectively, the Expenses) will be paid at Closing or upon demand by Lender (whether or not the Loan closes) if invoices are not available at Closing or expenses are incurred after the Closing.

Legal Fees and expenses for Lender's counsel through Closing shall not exceed $9,000 (the Legal Fee Amounts) except that the legal fees and expenses attributable to (i) overly protracted negotiations, (ii) preparation and negotiations of special or unusual agreements outside of ordinary and customary loan documentation, and/or (iii) closing postponements shall be the obligation of Borrower in addition to the Legal Fee Amount and shall be paid by Borrower.

13.      ADDITIONAL CLOSING DOCUMENTS

         Borrower shall furnish any other documents as Lender may reasonably require, including, without limitation, a legal opinion of Borrower's counsel, satisfactory to Lender, opining that the Loan is not usurious, that the Loan and the execution of the Loan Documents have been duly authorized by all necessary parties (other than Lender), that the Loan Documents are binding and enforceable in accordance with their terms, and any other matters as Lender may reasonably require. This opinion shall be provided by counsel acceptable to Lender, shall state that it shall unsure to the benefit of any successor, assignee or transferee of Lender's interest in the Loan (or any participant therein), and shall be delivered at least ten days before Closing.

14.      ACCEPTANCE BY LENDER OF THIS APPLICATION

         Borrower understands and agrees that (i) this Application constitutes an offer to borrow and (ii) Lender is not obligated to make the Loan unless Lender accepts this Application by a separate commitment letter (the "Commitment") and all of the Conditions are fulfilled to Lender's satisfaction. If Lender issues the Commitment, then Lender agrees to make the Loan and Borrower agrees to borrow the full amount of the Loan upon and subject to the Conditions. The issuance of the Commitment shall not in itself constitute approval by Lender of any Leases, any Reports, other Due Diligence Materials, any of the Conditions, or any other items furnished by Borrower or requiring Lender's approval pursuant to this Application.

15.      ASSIGNMENT

         This Application (and the Commitment, if issued) shall not be assignable by Borrower, by operation of law or otherwise, and any purported assignment by Borrower shall be null and void. Lender shall have the right to assign this Application (and the Commitment, if issued) to any affiliate or subsidiary of Lender.

16.      TERMINATION


         Notwithstanding Lender's issuance of a Commitment, Lender may terminate its obligations hereunder, at its option and in such manner as it may determine, in the event that (i) Borrower shall fail to fully satisfy (in a timely fashion) or comply with any of the Conditions or the Loan shall not have been closed by the Closing Date (other than due to Lender's breach of the terms of the Commitment), (ii) the form or substance of any of the Leases, Reports, Due Diligence Materials or other items subject to Lender's approval is not satisfactory to Lender, in its sole discretion; (iii) Lender determines, in its sole discretion, that a condition exists as of the Closing Date which currently or, with the giving of notice or passage of time, and or both, would constitute a breach of any representation, warranty, covenant or agreement in any of the Loan Documents; (iv) there is filed by or against Borrower, any general partner of Borrower, [any guarantor of the Loan, or any of the Major Tenants] (collectively, the "Key Parties"), a petition in bankruptcy or insolvency or for reorganization, liquidation, dissolution, or for the appointment of a receiver, trustee or liquidator, or if any of the Key Parties makes an assignment for the benefit of creditors or files a petition for arrangement; (v) there shall occur a material and adverse change in the financial condition of any of the Key Parties; (vi) [there shall occur a material default by any of the Major Tenants under its Lease]; (vii) the Property shall suffer any material damage or destruction which is not restored prior to the Closing Date; provided, however, Lender shall extend the Closing Date for up to sixty (60) days to permit restoration upon receipt by Lender of an extension fee calculated as set forth in Exhibit B; (viii) any part of the Property shall be the subject of any condemnation action or proceeding or any exercise of the power of eminent domain; (ix) any part of the Improvements are located within a 100-year flood plain (unless flood insurance acceptable to Lender is obtained); or (x) a default occurs on any other real estate loan between Lender and Borrower, any general partner of Borrower, any affiliate of Borrower, or any affiliate of a general partner of Borrower. In the event of termination by Lender, Borrower shall remain liable for the Expenses. Delay in the exercise of Lender's right of termination shall not be construed as a waiver of the right to terminate with respect to any of the events specified above and Lender's failure to act as to any particular event shall not be construed as a waiver of its rights as to any subsequent event of a similar or dissimilar nature.


17.      LOAN FEES

         (a) In consideration of Lender's initial review of the Loan and preparation of this Application, Borrower has or does now pay to Lender $2,500 as a non-refundable administrative fee (the "Administrative Fee"). Borrower acknowledges that the Administrative Fee has been fully earned by Lender and will not be returned to Borrower in any event.

         (b) In consideration of Lender's evaluation, preparation and processing of this Application and reviews performed in connection with the Loan, Borrower has or does now pay to Lender $ none as an application fee (the "Application Fee").

         (c) In consideration of Lender's Suing the interest rate on the Loan which Borrower agrees has significant commercial value, Borrower has delivered $238,000 as an interest rate standby fee (the "Interest Rate Standby Fee"), which may be paid by an irrevocable and unconditional letter of credit in form, substance, and from a bank or other institution satisfactory to Lender. {At} [Upon] Closing, the Interest Rate Standby Fee shall be returned to Borrower, without interest.


         (d) In consideration of Lender's reservation until Closing of the funds required for the Loan, Borrower does now pay to Lender $ none as a forward commitment fee (the "Forward Commitment Fee").

         (e) Lender shall hold the Application Fee, Interest Rate Standby Fee, and Forward Commitment Fee, if any (collectively, the "Fees") for its own account and may commingle the Fees with other funds of Lender. The Fees shall not earn interest.

         (f) If Lender terminates its obligations hereunder pursuant to Section 16 above for any reason and Borrower has made good faith and reasonable efforts
(i) to satisfy or comply with the Conditions and (ii) to correct any deficiencies or problems raised by Lender, then the Fees, less the Expenses, shall be returned to Borrower. Upon such termination, Lender may draw upon any letter of credit given to Lender for the Fees to pay (or reimburse itself) for the Expenses. If (i) Lender terminates its obligations hereunder pursuant to
Section 16 above for any reason and Borrower has failed to make good faith and reasonable efforts (A) to satisfy or comply with the Conditions and (B) to correct any deficiencies or problems raised by Lender or (ii) Borrower, at any time, withdraws or revokes this Application or the Commitment, if issued, then Lender shall be entitled to retain the Fees as liquidated damages. Borrower agrees that in such event the Fees shall have been fully earned by Lender to compensate Lender for damages which may be difficult to quantify. Borrower shall also remain liable for the Expenses.

18.      BROKER AND FINDER FEES

         Borrower shall indemnify and hold Lender harmless from the payment of any brokerage commissions or fees of any kind with respect to this Application, the Loan, and for any legal fees or expenses incurred by Lender in connection with any claims for such commissions or fees. This indemnity shall not be subject to the limitations on personal liability set forth in Section 2 of Exhibit C.

19.      MISCELLANEOUS

         Any notices given hereunder Shawnee delivered to the addresses specified on page one of this Application (with a copy to the Advisor if this is a PruExpress(R) loan) and shall be deemed properly given (i) upon delivery, if delivered in person or by fax transmission with receipt acknowledged, (ii) one business day after having been deposited for overnight delivery with a reputable overnight courier service, or (iii) three business days after having been sent by U.S. registered or certified mail, postage prepaid. The rights and obligations of Borrower and Lender with respect to this Application and the Commitment, if issued, shall be determined in accordance with the laws of the state in which the Property is located.

20.      REPRESENTATION AND WARRANTY OF ACCURACY

         Borrower hereby represents that all of the information submitted or to be submitted by Borrower to Lender in connection with this Application and the Loan is, and as of the Closing Date will be, true, correct and complete, and that the person executing this Application on behalf of Borrower has full authority to bind Borrower.

21.      MORTGAGE MART ADVISOR FOR PRUEXPRESS(R) LOANS

         If this is a PruExpress(R) loan, Borrower acknowledges and agrees that the Advisor (identified below) is acting solely as Lender's mortgage marketing advisor in connection with this Application and Loan, and that Lender has reserved to itself sole and exclusive authority to accept, reject or modify this Application, to enter into any agreements relating to the Loan, and to exercise all rights of approval, consent, extension and waiver with respect to this Application and all matters relating to the Loan. No acts performed by Advisor in connection with this Application and the Loan shall be binding on Lender. The name and address of the Advisor is:


                  Advisor's Name:   Alliance Realty Advisors, Inc.
                                   ---------------------------------------------
                  Address:          53 Perimeter Center East
                                   ---------------------------------------------
                                    Suite 320
                                   ---------------------------------------------
                                    Atlanta, Georgia 30346
                                   ---------------------------------------------
                  Attention:        Kin Heyward
                                   ---------------------------------------------

22.      WAIVER OF TRIAL BY JURY

         BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY BORROWER OR LENDER, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS APPLICATION, THE LOAN, THE COMMITMENT (IF ISSUED), THE LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER IN CONNECTION THEREWITH.



                                 -----------------------------------------------
                                 (Borrower) Roberts Properties Residential, L.P.

Dated:   {2/12/98}
      -------------------
                                 By: {/s/ Charles R. Elliot}
                                    --------------------------------------------
                                   Printed: {CHARLES R. ELLIOT}
                                   Title:   {CFO}


The name, address, telephone number and fax number of Borrower's counsel is:

            Sanford "Sandy" H. Zatcoff
           ----------------------------------------------------------------
            Holt, Ney, Zatcoff and Wasserman
           ----------------------------------------------------------------
            100 Galleria Parkway, Suite 600, Atlanta, Georgia 30339
           ----------------------------------------------------------------

           ----------------------------------------------------------------




                                  EXHIBIT LIST
                                  ------------


                  Exhibit A         Prepayment Privilege
                  ---------

                  Exhibit B         Extension Fee Calculation
                  ---------

                  Exhibit C         Special Loan Document Provisions
                  ---------

                  Exhibit D         Description of Real Estate Security
                  ---------

                  Exhibit E         Ownership Structure of Borrower
                  ---------

                  Exhibit F         Rent Roll
                  ---------

                                    EXHIBIT A
                                    ---------

                              PREPAYMENT PRIVILEGE
                              --------------------

Subject to payment of the premium referred to below and all accrued interest and other sums due under the Loan, if any, Borrower shall have the right to prepay all or part of the outstanding principal balance of the Loan on any date, upon giving not less than thirty (30) days' prior written notice to Lender of its intention to prepay.

If the Loan is prepaid for any reason, whether voluntarily or involuntarily, including any prepayment after acceleration by Lender upon a default by Borrower under the Loan Documents, but excluding any prepayment from casualty or condemnation proceeds pursuant to the Loan Documents, Borrower shall pay a prepayment premium (the "Prepayment Premium") equal to the greater of:

         (1) the product of (a) 1% of the principal amount of the Loan being prepaid multiplied by (b) the quotient of (i) the number of full months remaining to maturity of the Loan as of the date on which prepayment will be made (hereinafter called the "Prepayment Date") divided by (ii) the number of full months comprising the term of the Loan; and

         (2) an amount equal to the Present Value of the Loan (as hereinafter defined) less the amount of principal being prepaid including accrued interest, if any, calculated as of the Prepayment Date.

Lender shall notify Borrower of the amount (to be determined as of the Prepayment Date) and basis of determination of the Prepayment Premium. On the Prepayment Date, Borrower shall pay to Lender the Prepayment Premium together with the amount of the principal being prepaid and all accrued interest and other sums due under the Loan. Lender shall not be obligated to accept any prepayment of the principal balance of the Loan unless such prepayment is accompanied by the Prepayment Premium and all accrued interest and other sums due under the Loan.

For the purposes of determining the Prepayment Premium, the following terms shall have the following meanings:

         The "Treasury Rate" is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the Loan, for the week prior to the Prepayment Date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, conclusively determined by the Lender on the Prepayment Date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. (In the event Release
         H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

         The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually.

         The "Present Value of the Loan" shall be determined by discounting all scheduled payments of principal and interest remaining to maturity of the Loan, attributed to the amount being prepaid, at the Discount Rate. If prepayment occurs on a date other than a Monthly Due Date, the actual, number of days remaining from the Prepayment Date to the next Monthly Due Date will be used to discount within this period.

Borrower agrees that Lender shall not be obligated actually to reinvest the amount prepaid in any Treasury obligations as a condition precedent to receiving the Prepayment Premium.


Notwithstanding the foregoing, no Prepayment Premium will be due if the Loan is prepaid during the last [fourteen (14)]{thirty (30)} days of Loan term.

                                    EXHIBIT B
                                    ---------

                            EXTENSION FEE CALCULATION
                            -------------------------

         In the event of any extension of this Application (or the Commitment, if issued), Borrower shall pay to Lender, at least one (l) business day prior to the beginning of any thirty (30) day extension period, a non-refundable extension fee (the Extension Fee) to be determined as follows:

         Extension Fee = a - d x e
                         -----
                          12


Where:
         a = The interest rate per annum as stated in section 2(c) herein
             (expressed as a decimal).

         b = The discount yield (expressed as a decimal) which appears on page 5 of the Telerate System, Incorporated Terminal, entitled "U.S. Treasury and Money Market", under the column entitled "30-day Dealer Commercial Paper" as of the time of day two (2) business days prior to the beginning of each thirty (30) day extension period when such yield is quoted by Lender to Borrower. (In the event that this particular data is no longer available under the above description, Lender shall select a comparable data source to determine the discount yield of the appropriate thirty (30) day commercial paper).

         c =         365 x b
             ----------------------
                 (360 - (b x 30))

         d = [(1 + (c/2)) (1/6) - 1] x 12

         e = Loan amount indicated in section 2(a) herein.

In the event that the Extension Fee as determined above shall be zero or a negative amount, no Extension Fee will be owed to Lender for such thirty (30) day extension period.

                                    EXHIBIT C
                                    ---------

                        SPECIAL LOAN DOCUMENT PROVISIONS
                        --------------------------------

1.       DUE ON SALE OR ENCUMBRANCE

         In the event that Borrower, without the prior written consent of Lender (which consent may be given or withheld for any reason (or for no reason) or given conditionally, in Lender's sole discretion), (i) shall sell, convey, assign, transfer or otherwise be divested of its title to the Property; (ii) shall mortgage, convey security title to, or otherwise encumber the Property or any interest therein in any manner or way (whether direct or indirect, voluntary or involuntary); or (iii) in the event of (a) any merger, consolidation or dissolution involving, or the sale or transfer of all or substantially all of the assets of, Borrower or of any general partner of Borrower; (b) the transfer (at one time or over any period of time) of 10% or more of (1) the voting stock of (A) a corporate Borrower, (B) any corporate general partner of Borrower, or
(C) any corporation which is the direct or indirect owner of 10% or more of the voting stock of a corporate Borrower or of any corporate general partner of Borrower, (2) the beneficial interest in Borrower, or the interest in any owner of 50% or more of the beneficial interest in Borrower, if a trust, or (3) the ownership interests of Borrower if it is a limited liability company; (c) the transfer of any general partnership interest in Borrower or in any partnership which is a direct or indirect general partner of Borrower; or (d) the conversion of any general partnership interest in Borrower, or any general partner of Borrower, to a limited partnership interest; then such event shall constitute an Event of Default under the Loan Documents and the entire balance of the Loan, plus the Prepayment Premium, shall become due and payable. This provision shall not apply to transfers of title or interest under any will (or applicable law of descent) or transfers of limited partnership interests.

2.       LIMITATION ON PERSONAL LIABILITY

         Neither the Borrower nor any general partner(s) of Borrower (singularly or collectively, the "Exculpated Parties") shall have any personal liability for the Loan or any obligations set forth in the Loan Documents. Notwithstanding the preceding sentence, Lender may bring a foreclosure action or other appropriate action to enforce the Loan Documents or realize upon and protect the Property (including, without limitation, naming the Exculpated Parties in the actions) and in addition THE EXCULPATED PARTIES SHALL HAVE PERSONAL LIABILITY FOR:

         (a) any indemnity, guaranty, master lease or similar instrument furnished in connection with the Loan (including, without limitation, the hazardous substances and ERISA provisions of the Loan Documents);


         (b) any assessments and taxes (accrued and/or payable) with respect to the Property {which are not paid and applicable to Borrower's period of ownership};


         (c) any security deposits of tenants (i) not turned over to Lender upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof, or
(ii) not turned over to a receiver or trustee for the Property after his/her appointment;

         (d) any insurance proceeds or condemnation awards neither turned over to Lender nor used in compliance with the Loan Documents;


        [(e) if any of the Exculpated Parties executes an amendment or termination of any Lease (other than a Lease with a Major Tenant which is addressed in subsection 2(D) below) without Lender's prior written consent (and Lender's consent was required under the Loan Documents), the Exculpated Parties shall have personal liability for the greater of:]

                 [(i) the present value (calculated at the Discount Rate as defined in Exhibit A above) of the aggregate total dollar amount (if any) by which (A) rental income and/or other tenant obligations prior to the amendment of such Lease exceeds (B) rental income and/or other tenant obligations after the amendment of such Lease; or]

                 [(ii) any termination fee or other consideration paid;]


         (f) waste of the Property;

         (g) any rents or other income from the Property received by any of the Exculpated Parties after a default under the Loan Documents and not otherwise applied to the indebtedness under the Note or to the current (not deferred) operating expenses of the Property; PROVIDED, HOWEVER, THAT THE EXCULPATED PARTIES SHALL HAVE PERSONAL LIABILITY for amounts paid as expenses to a person or entity related to or affiliated with any of the Exculpated Parties unless the payments are expressly permitted in the Loan Documents;

         (h) Borrower's failure to maintain any letter of credit required under the Loan Documents or otherwise in connection with the Loan; or


         (i) all {actual} legal fees, including allocated costs of Lender's staff attorneys, and other expenses incurred by Lender in enforcing the Loan Documents if Borrower contests, delays, or otherwise hinders or opposes (including, without limitation, the filing of a bankruptcy) any of Lender's enforcement actions.


Notwithstanding the foregoing, the EXCULPATED PARTIES SHALL HAVE PERSONAL LIABILITY for all indebtedness evidenced by the Note and all obligations set forth in the Loan Documents if:


         (A) {losses suffered by Lender in the event} there shall be any breach or violation of the Due on Sale or Encumbrance section of the Mortgage; or

         (B) there shall be any {actual, but not constructive} fraud [or an intentional, material misrepresentation] {in connection with this Loan} by any of the Exculpated Parties in connection with the Property, the Loan Documents, the Loan Application, or any other aspect of the Loan; or

         (C) the Property or any part thereof shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding or (ii) an involuntary bankruptcy or insolvency proceeding which is not dismissed within ninety (90) days of filing {(which Borrower has participated in causing to be filed or respecting which Borrower has colluded with a creditor or a principal in Borrower to cause such involuntary proceeding to be filed)}; provided, however, that this subsection 2(C) shall not apply if an involuntary bankruptcy is filed by Lender; or

        [(D) any of the Exculpated Parties executes an amendment or termination of any Lease with a Major Tenant without Lender's prior written consent (and Lender's consent was acquired under the Loan Documents).]


3.       LATE CHARGE AND DEFAULT RATE

         A late charge of $ 100 per day (the "Daily Charges") shall be due for each day that a payment under the Note is not paid (including the day upon which the payment is made); provided, however, that if the payment and the Daily Charges are not paid by the fourteenth day after the payment due date, a late charge equal to 4% of the payment (the "Late Charge") shall be due and payable in lieu of all Daily Charges. Upon maturity or a default under any of the Loan Documents, the interest rate shall be the lesser of (i) the maximum rate allowed by law or (ii) the greater of (1) the Interest Rate plus five percent or (2) the Prime Rate plus five percent. Prime Rates shall mean the prime rate published in the Wall Street Journal on the date the default occurs.

4.       ANNUAL OPERATING STATEMENTS

         Borrower shall furnish Lender annual financial statements for the Key Parties (as defined in Section 16(iv)) and annual operating statements for the Property prepared in accordance with generally accepted accounting principles and certified by an authorized person, partner or official, together with such additional information as Lender may request.


[5.      PAYMENT BY ELECTRONIC FUNDS TRANSFER

        [All payments due under the Note shall be paid by electronic funds transfer from a bank account established for this purpose. Borrower agrees to maintain an account with a bank satisfactory to Lender, in Lender's sole discretion, and to direct the bank in writing to transfer these payments on their due dates to Lender's designated account. Lender's approval and designation of the bank (or banks) shall be confirmed in writing. Lender shall have the right, after thirty days written notice, to require Borrower to use a different bank or to select a different bank for Lender's account. All costs of establishing and maintaining these accounts and all costs of these electronic funds transfers shall be paid by Borrower.]

6.       HAZARDOUS SUBSTANCES


         With respect to hazardous substances and asbestos and the Property. Borrower and Roberts Realty Investors, Inc., jointly and severally, shall (i) {based solely upon environmental reports prepared solely for Lender} make representations and warranties regarding history, current condition, use, and compliance with all applicable laws; (ii) make covenants, including, without limitation, obligations to comply (and to cause all occupants to comply) with all applicable laws, regulations, and orders; obligations to provide full and prompt disclosure; and obligations to conduct all appropriate remediation; all at Borrower's sole cost and expense; (iii) grant licenses enabling Lender to conduct any testing and remediation; and (iv) indemnify Lender from all costs and risks relating to hazardous substances and asbestos; provided, however, that this indemnity shall not apply if Borrower can conclusively prove that (A) the contamination of the Property was caused solely by actions, conditions, or events that occurred after the date that Lender (or any purchaser at a foreclosure sale) actually acquired title to the Property and (B) the contamination of the Property was not caused by the direct or indirect actions of Borrower, any partner(s) of Borrower, any member(s) of Borrower, or any agent of Borrower. These provisions shall survive any termination, satisfaction or foreclosure of the Mortgage and shall not be subject to the limitations on personal liability described in Section 2 of this Exhibit C.


7.       ERISA

         Borrower and Roberts Realty Investors, Inc., jointly and severally, shall make the representations and provide the indemnities concerning ERISA set forth in the Guidelines. These provisions shall survive any termination, satisfaction or foreclosure of the Mortgage and shall not be subject to the limitations on personal liability described in Section 2 of this Exhibit C.

8.       LEASING RESTRICTIONS


        (a) [Borrower may do the following with respect to existing Leases and new Leases affecting the Property: (a) Borrower may terminate any Lease (other
than the Lease of a Major Tenant or tenant leasing more than              square
feet) which is in default; (b) Borrower may amend any Lease (other than the
Lease of a Major Tenant or tenant leasing more than               square feet)
provided the amendment does not (i) increase the obligations of the landlord,
(ii) decrease or accelerate the rent, or (iii) decrease the term; and (c) Borrower may enter into new Leases (or renew existing Leases) for premises of square feet or less provided each Lease satisfies the minimum leasing requirements in Section 8(b) of this Exhibit C and is on Borrower's standard form lease (approved by Lender) with no modifications that increase the obligations of the landlord. Except as expressly provided in this Section 8 of Exhibit C (or after obtaining Lender's prior written consent), Borrower shall not (i) amend or modify any Lease, (ii) extend or renew (except in accordance with the existing Lease provisions, if any) any Lease (iii) terminate or accept the surrender of any Lease, (iv) enter into any new Lease of the Property, or
(v) accept any prepayment of rent, termination fee, or any similar payment.]


         (b) Minimum Leasing Requirements: All leases covering the Property shall be third-party, arms-length leases, and shall satisfy the following conditions:


             (i) Minimum Term of Leases (original or renewal): 6 months. [(For apartments only, up to 30 units at any one time may be leased to holdover tenants on a month-to-month basis.)]


             (ii)  Rental Basis (check applicable provision):

                   ( ) Net Rent for Single Tenant: Net rental basis with monthly payments, with tenant to pay for all structural repairs, taxes, insurance, utilities, operating and maintenance costs.

                   ( ) Net Rent for Multiple Tenants: Net rental basis with
                       monthly payments, with all utilities separately metered to tenants, and with tenants to pay for all nonstructural repairs to their premises and their pro rata share of all taxes, insurance, and common area operating and maintenance costs.

                   ( ) Gross Rent: Gross rental basis with monthly payments,
                       with tenants to pay for all nonstructural repairs to their premises and their pro rata share of all operating expenses, utilities, taxes, insurance and common area maintenance costs in excess of (i) the amount of such costs for the base year or (ii) a dollar stop of at least $________ per square foot per year.

                   (X) Apartments: Monthly rent with electricity and, if
                       applicable; water, gas heating and cooking separately metered to tenants.

                   ( ) Other: __________________________________________________
                              __________________________________________________

             (iii) Minimum Rentals (without offsets, deductions, or concessions)
                   (check applicable provisions):

                   ( ) Commercial: Not less than $________ per square foot per year (and, for gross rental, not less than $________ per square foot per year in excess of the base year amount or dollar stop).

                   (X) Apartments: Not less than the following: Market rents; in no event will average per square foot rental of the Property be less than $.65 per square foot, per month.

                               RIDER TO EXHIBIT C
                               ------------------

9.       ONE-TIME TRANSFER


        {Beginning six months from Closing, and} notwithstanding Section 1 of Exhibit C and so long as there is no default under the Loan Documents (or event which with the passage of time or the giving of notice or both would be a default), Lender agrees, upon thirty days prior written request, to consent to one transfer of the entire Property {(with all terms and conditions of the Loan Documents remaining the same)} if:


         (i) the proposed transferee of the Property is a person which, in the judgment of Lender, has financial capability and creditworthiness, reputation and experience in the ownership, operation, management, and leasing of similar properties, equal to or greater than Borrower;

         (ii) at the time of transfer the Loan to Value Ratio (defined below) does not exceed 63%;


         (iii) Borrower pays Lender a non-refundable servicing fee of $2,500 [(as Specified by Lender)] at the time of the request and an additional fee equal to 1% of the outstanding principal balance of the Loan at the time of the transfer;


         (iv) at Lender's option, Lender's title policy is endorsed to verify the first priority of the Loan Documents at Borrower's expense;


         (v) the Debt Service Coverage Ratio (defined below) is at least 1.65 to 1.00 for the preceding {six} month period and Lender receives satisfactory evidence that this Debt Service Coverage Ratio will be maintained for the next succeeding twelve (12) months;


         (vi) the transferee expressly assumes all obligations under the Loan Documents and executes any documents reasonably required by Lender, and all of these documents are satisfactory in form and substance to Lender;

         (vii) Lender reasonably approves the form and content of all transfer documents, and Lender is furnished with a certified copy of the recorded transfer documents;

         (viii) the transferee complies with and delivers the ERISA certification and indemnification agreement described in the Guidelines; and

         (ix) Borrower or the transferee pays all reasonable fees, costs, and expenses incurred by Lender in connection with the proposed transfer, including, without limitation, all legal (for both outside counsel and Lender's staff attorneys), accounting, title insurance, documentary stamps taxes, intangible taxes, mortgage taxes, recording fees, and appraisal fees, whether or not the transfer is actually consummated.

         The term "Loan to Value Ratio" shall mean the ratio, as reasonably determined by Lender, of (i) the aggregate principal balance of all encumbrances against the Property to (ii) the fair market value of the Property. The term "Debt Service Coverage Ratio" shall mean the ratio, as reasonably determined by Lender, calculated by dividing (i) net operating income ("NOI") by (ii) total annual debt service ("TADS"). NOI is the gross annual income realized from operations of the Property for the applicable twelve (12) month period after subtracting all necessary and ordinary operating expenses (both fixed and variable) for that twelve (12) month period (assuming for expense purposes only that the Property is 95% leased and occupied if actual leasing is less than 95%), including, without limitation, utilities, administrative, cleaning, landscaping, security, repairs, and maintenance, ground rent payments, management fees, reserves for replacements, real estate and other taxes, assessments and insurance, but excluding deduction for federal, state and other income taxes, debt service expense, depreciation or amortization of capital expenditures, and other similar non-cash items. Gross income shall not be anticipated for any greater time period than that approved by generally accepted accounting principles and ordinary operating expenses shall not be prepaid. Documentation of NOI and expenses shall be certified by an officer of Borrower with detail satisfactory to Lender and shall be subject to the approval of Lender. TADS shall mean the aggregate debt service payments for any given calendar year on the Loan and on all other indebtedness secured, or to be secured, by any part of the Property.

                               RIDER TO EXHIBIT C
                               ------------------


10.      PERMITTED TRANSFERS WITHOUT FEE

         Notwithstanding Section 1 of Exhibit C, the original Borrower, and any transferee of the original Borrower permitted below, may engage in the transactions described below after at least fifteen days' prior written notice to Lender, provided that all of the following conditions are met: (i) there is no default under the Loan Documents (or event which with the passage of time or the giving of notice or both would be a default); (ii) the proposed transferee complies with and delivers the ERISA certification and indemnification agreement described in the Guidelines (or, if the statements required by the certification are not true with respect to the proposed transferee, Lender shall have received such evidence as it may require in its sole discretion to determine that the proposed transfer is not and would not render the Loan a prohibited transaction under ERISA); (iii) if the entire Property is transferred, the proposed transferee shall have signed an assumption agreement acceptable to Lender with respect to the Loan Documents; (iv) the proposed transferee shall have provided such information about the proposed transferee as requested by Lender, and Lender shall have approved the proposed transferee, including, but not limited to, a review of the proposed transferee's creditworthiness, good character and reputation, and demonstrated ability and experience (by itself or through its manager) in the ownership, operation, and leasing of property similar to the Property; and (v) payment by Borrower or the proposed transferee of (1) all costs and expenses incurred by Lender for the processing of said transfer including a processing fee, (2) any documentary stamp taxes, intangibles taxes, recording fees, and other costs and expenses required in connection with the assumption agreement and any modification of the Loan Documents, and (3) all other costs and expenses (including attorneys' fees and expenses for Lender's staff attorneys and outside counsel) of the preparation of the assumption agreement and any modification of the Loan Documents. Provided all of the foregoing conditions are fulfilled with respect to each such transfer, Borrower may engage in the following transaction:

   1. Borrower may transfer the entire Property (or all the ownership interests in Borrower) to Roberts Realty Investors, Inc. ("RRII"), a real estate investment trust. Lender shall not be entitled to accelerate the indebtedness evidenced by the Note nor change the Loan terms in the event of a conveyance to RRII.

                                    EXHIBIT D
                                    ---------

                       DESCRIPTION OF REAL ESTATE SECURITY
                       -----------------------------------


Location:  Street Address:  4130 Plantation Trace
--------                  ------------------------------------------------------

           City:  Duluth                   County:  Gwinnett        State: GA
                --------------------              -----------------       ------

Land Area:    +/- 28          acres
---------   -----------------


Use of Property:  Multi-family Apartments
---------------  ---------------------------------------------------------------

Improvements: Year Construction Completed:     1993/1998
------------                               --------------------

              Gross Building Area:                         square feet
                                           ----------------

              Net Rentable Area:             310,956       square feet
                                           ----------------

              Number of Apartment Units:     232
                                           -----------------------

              Description of Improvements: Presently, Phase I contains 20
                                           -------------------------------------
                                           buildings and 1 Clubhouse/leasing
                                           -------------------------------------
                                           office, with average unit size of
                                           -------------------------------------
                                           1,259. Unit sizes range from 913 to
                                           -------------------------------------
                                           1,483 square feet. Apartments contain
                                           -------------------------------------
                                           9-foot ceilings and amenities such as
                                           -------------------------------------
                                           swimming pool, tennis courts and
                                           -------------------------------------
                                           fitness facility.
                                           -------------------------------------

         Current On-Site Parking Provided for 364 cars: 364 surface parking 0 Free standing parking structure

         Additional parking information (if applicable):An additional 19 free standing garages, 14 attached garages, and 95 surface spaces will be built with the second phase. Total spaces at completion will be 492.

         Additional Percent Information: An additional 50 units (Phase II) are being constructed that will average 1,635 square feet per unit. A new Clubhouse will be built that v/ill also house a new fitness facility and swimming pool. The new construction is anticipated to add 81,754 square feet for a total of 310,956 square feet and 232 units.




Legal Description: [Attach Legal Description as Exhibit D-I]
-----------------                               -----------

Title:      (X) Fee Simple  ( ) Leasehold    ( ) Other
------                                                --------------------------

The Legal Description may be modified and amended, at Lender's option, upon recent by Lender of the survey and title insurance commitment described herein.

                                   Exhibit E
                                   ---------

                         OWNERSHIP STRUCTURE OF BORROWER
                         -------------------------------

I.       General Partner(s) of Borrower (if none, so state):

         Name                  Address                 Percentage Interest
         ----                  -------                 -------------------
Roberts Realty Investors, Inc. 8010 Roswell Road               60%
                               Suite 120
                               Atlanta, GA 30350

II. General Partner(s) of General Partner(s) of Borrower (if none, so state):

         Name                  Address                 Percentage Interest
         ----                  -------                 -------------------
None

III. Limited Partner(s) of Borrower holding ten percent (10%) or greater ownership interest (if none, so state):

         Name                  Address                 Percentage Interest
         ----                  -------                 -------------------


IV. If Borrower is a corporation, or if Borrower is a general partnership whose general partner(s) is a corporation, list shareholders holding ten percent (10%) or greater ownership interest in such corporation(s) (if none, so state):

         Name                  Address                 Percentage Interest
         ----                  -------                 -------------------
None




V.       Other Information

                                   EXHIBIT F
                                   ---------

                                   RENT ROLL
                                   ---------

The Rent Roll shall include the following items:

         Name of Tenant

         Date of Lease


        [Rentable Square Footage (except apartments)]

        [Percentage of Office Buildout (warehouses and industrial properties only)]


         Space or Unit Number


        [Commencement and Expiration Dates]

        [Commencement Date of Rental Payments]

        [Date Rent Paid Through]

        [Annual Base Rent (except apartments)]

        [Annual Base Rent per square foot (except apartments)]

        [Cost of Tenant Improvements (except apartments)]


         Current Monthly Base Rent (apartments only)


        [All Other Rent Items (i.e., escalations, steps, stops, annual reimbursements, etc.)]


         Tenant Concessions or Obligations of Tenants Assumed by Borrower (both the original amount and the unextinguished amount of each concession)

                  (Any abatement of or offsets to rental obligations whether inside or outside the Lease term, and any other direct or indirect concessions to tenants including but not limited to allowances for greater than standard tenant improvements, moving and/or decorating allowances, cash payments to tenants, lease assumptions, property title assumptions, debt assumptions and tenant ownership in the Property)

         Deposits

         Guarantor (if any)

         Date of Guaranty (if any)


        [Options to Purchase, Expand, Extend, Renew and/or Terminate]

        [Rights of First Refusal to Purchase or Lease Additional Space]


The Rent Roll shall include all leases, whether or not evidenced by written instruments, and shall be dated and certified by Borrower as true, correct and complete.

                      ATTACH RENT ROLL TO THIS EXHIBIT F.
                                               ----------

                THE PRUDENTIAL GUIDELINES AND REPORT REQUIREMENTS

         This document (the "Guidelines") outlines due guidelines and report requirements for captain reporting information required to be produced by any party who has applied (the "Borrower") to The Prudential Insurance Company of America ("Lender") for a first mortgage loan pursuant to a Prudential first Mortgage Loan Application (the "Application"). The Guidelines form a part of the Application, and all capitalized terms used in the Guidelines without definition shall have tile respective meanings ascribed to them in the Application.

         The Guidelines are attached in a schedule format for convenience of reference and are as follows:

          SCHEDULE 1          Survey
          ----------

          SCHEDULE 2          Asbestos Report
          ----------

          SCHEDULE 3          Environmental Report
          ----------

          SCHEDULE 4          Engineering and Physical Inspection Requirements
          ----------

          SCHEDULE 5          Insurance Requirements
          ----------

          SCHEDULE 6          ERISA Certifications and Indemnities
          ----------

                                   SCHEDULE 1
                                   ----------

                                     SURVEY
                                     ------

         Improvements are to be constructed within the title lines of the Collateral and appurtenant easements as established by a survey which shall be furnished with plats of survey of the Collateral and appurtenant easements in triplicate, prepared for and certified to Lender and the title company issuing the title insurance by a registered land surveyor approved by Lender.

1. The survey shall be made by a surveyor who is duly licensed and registered in the state where the property is located.

2. The survey should bear the surveyor's stamp, seal and registration rubber.

3. The survey shall be made at least in accordance with the minimum detail requirements for ALTA/ASCM Land Title Surveys, jointly established and adopted by ALTA and ASCM in 1992, and shall contain a legal description.

4. The survey should note the date of the survey and the date(s) of any revisions to such survey and shall not be dated any later than sixty
         (60) days prior to closing.

5. The survey should indicate the location of the property relative to magnetic north.

6.       The survey shall correctly show:

         (a) The boundaries of the property and evidence of the location of all corners thereof by an indication of physical evidence found in the field or markers placed by the surveyor at locations where such physical evidence is absent, showing also all conflicts and discrepancies between such boundary Lines and the legal description of record;

         (b) The location of all buildings, structures and other improvements situated on the property;

         (c) The dimensions of each building located on the property (or a typical detail of each building type), the number of square feet contained within each building on the property;

         (d) Encroachments, conflicts or protrusions onto adjoining premises, streets or alleys by any of such buildings, structures or other improvements;

         (e) Encroachments, conflicts or protrusions onto the property by buildings, structures or other improvements situated on adjoining premises;

         (f) If improved property, the location of parking areas and a notation of the tote number of parking spaces, striped as such, on the property, including the number of parking spaces reserved for handicapped persons and marked such;

         (g) Joint driveways, access means, shared facilities and party walls, if any;

         (h) If readily apparent, approximate location and arrangement of underground utilities and underground structures, based upon visible evidence such as manholes, storm drains and similar physical evidence. and upon information obtained from independent sources (i.e., utility companies, utility locating services, municipalities and the like), when necessary;

         (i) If the real estate constitutes an assemblage or subdivision. interior Lines and lot numbers and facts sufficient co insure contiguity and a certification chat there are no gaps within the property;

         (j) Lee location of telephone or electric power poles. wires or lines and guy wire anchors;

         (k) All easements or rights-of-way, including the width of such easements or rights-of-way abutting the property (with notations indicating whether such are dedicated or private) shown by courses and distances and the names and width of rights-of-way with the distance from the nearest intersection to the beginning point of property surveyed;

         (1) The location and recording data for all easements and rights-of-way located on or affecting the property and the location and source of all building setback lines, buffer zones, etc., located on the property (and if of record, each must be identified by reference to the applicable recording information);

         (m) The location of creeks, streams, rivers, lakes, ponds (retention or otherwise) or other waterways that cross or form a boundary line of the property, including the location of high and low water marks established by the U.S. Army Corps of Engineers, where applicable;

         (n) The location of access roads or streets, sidewalks, curbs, driveways, fences, railroad tracks and railroad rights-of-way;

         (o)      The location of cemeteries or family burial sites, if any;

         (p) An acreage calculation to the nearest 1/1,000th of an acre or, if requested by Lender, a calculation of the number of square feet contained within the boundaries of the property;

         (q) A Point of Beginning to form the basis for, or as used in, the legal description of record of the property,

         (r)      Notations of the names of adjoining owners whenever possible;

         (s) The political subdivision, county, state and such other notations as will accurately locate the property surveyed;

         (t)      A scale of measurement;

         (u)      A calculation for closure;

         (v) A legend to explain any symbols or abbreviations appearing on the survey;

         (w) A certification that the real estate as described on the plat does not constitute an illegal subdivision of land under applicable county or city ordinances;

         (x)      A certification as to the current zoning of the property;

         (y) A certification as to whether or not the real estate lies within a flood hazard area. If the real estate lies within a flood hazard area, the certification should reflect the flood zone classification and give a map reference; and

         (z)      Any wetlands area(s), if known.

7. A certification on the face of the survey to the proposed owner, the title insurance company and The Prudential Insurance Company of America in the following form

                  I hereby certify to The Prudential Insurance Company of America and _________________(Name of Title Insurance Co.) that this is a true and correct survey of __________________(land lot, etc. and street address) and shows the true and correct location of the buildings and improvements situated on such land and all easements, rights-of-way, setback lines, and similar restrictions of record affecting the property surveyed. The buildings and improvements do not overhang or encroach upon any easement or rights-of-way of others, and there are no encroachments either way across the property lines. The property surveyed contains________ acres and____ parking spaces, and is not located within a flood plain area.

                  I hereby certify that this Survey was prepared by ______________ (state name of surveyor and qualification) and was made in accordance with the "minimum" detail requirements for ALTA/ACSM Land Title Surveys," jointly established and adopted by ALTA and ACSM in 1992; and meets the accuracy requirements of an Urban Survey, as defined therein and any and all requirements of the state wherein the property surveyed is located.



                                   By:
                                      -----------------------------------------

         (SEAL)                    Registration
                                   No.
                                      -----------------------------------------

                                   Dated:
                                         --------------------------------------

                                   SCHEDULE 2
                                   ----------

                                ASBESTOS REPORT
                                ---------------

APPLICABILITY

         (a) If construction of all the Improvements was commenced after January 1, 1986, Borrower shall not have to comply with any of the requirements of this Schedule 2 unless Borrower knows that there are there are any asbestos containing materials ("ACM") present on or in the Collateral.

         (b) If construction of all the Improvements was commenced between December 31, 1982 and January 1, 1986, Borrower may furnish, in lieu of the Asbestos Report described below, certifications from the architect of record and the contractor there is no ACM present on or in the Collateral.

         (c) If construction of any of the Improvements was commenced before December 31, 1982, Borrower shall furnish the Asbestos Report defined below.

ASBESTOS REPORT AND ASBESTOS BULK SURVEY SCOPE OF WORK GUIDELINES

         The Collateral will be surveyed by a qualified asbestos consultant approved by Lender. The objective of the survey is to determine whether ACM is present on or in the Collateral. The survey should indicate the extent of such materials and describe possible remedial measures. In addition, the consultant shall address its report to The Prudential Insurance Company of America, and shall acknowledge in its report that The Prudential Insurance Company of America win be relying on the survey in consideration of financing the Collateral.

I.       SAMPLING

         A. The inspector conducting the sampling shall be identified, and the details of his training and experience shall be submitted to Lender. The inspector must be accredited by all agencies asserting jurisdiction.

         B. Define homogeneous areas for purposes of sampling. In defining a homogeneous area, uniformity in color and texture are key criteria. The consultant may consider functional space as a criteria but this may not always be necessary or appropriate. Discretion shall be exercised when defining homogeneous areas, giving consideration to all factors which could reduce the number of samples required. This might include construction practices utilized, available building specifications and as-built drawings, and the type of materials under consideration.

         C. Areas or specific items not accessible for bulk sampling because of limited access or requirements for destructive sampling shall be explained in the survey report.

         D. Surfacing material (including sprayed-on fireproofing and textured paint) shall be sampled in a statistically random manner that is representative of each homogeneous area, as follows:

                  1. At least 3 bulk samples shall be collected from each homogeneous area that is 1,000 sq. ft. or less.

                  2. At least 5 bunk samples shall be collected from each homogeneous area that is greater than 1,000 sq. ft. but less than or equal to 5,000 sq. ft.

                  3. At least 7 bulk samples shall be collected from each homogeneous area that is greater than 5,000 sq. ft.

         E.       Thermal system insulation shall be sampled as follows:

                  1. Except as provided in sections 2 through 4 below, collect, in a randomly distributed manner, at least 3 bulk samples from each homogeneous area of thermal system insulation.

                  2. Collect at least I bulk sample from each homogeneous area of patched thermal system insulation, if the patched section is less than 6 linear or square feet (patched areas greater than 6 feet should be treated as separate homogeneous areas).

                  3. In a manner sufficient to determine whether the material is ACM or not ACM, collect bulk samples from each insulated mechanical system where cement or plaster is used on fittings, such as tees, elbows, or valves.

                  4. Bulk samples are not required to be collected from any homogeneous area where the accredited inspector has determined that the thermal system insulation is fiberglass, rubber, or other material which does not contain asbestos.

         F. Miscellaneous material suspected of containing asbestos shall be sampled as follows:

                  In a manner sufficient to determine whether material is ACM or not ACM, collect bulk samples from each homogeneous area of miscellaneous material suspected of containing asbestos. The sampling protocol used must be justified.

         G. If it is anticipated that more than 250 samples will be required, the sampling plan must be reviewed with Lender.

         H. If there is evidence of significant disturbance to suspected ACM, or if ACM is located in the air handling system, representative airborne asbestos concentrations may be required after consultation with Lender.

         I. Unless specifically directed by Lender, sampling of roofing material is not included in this scope of work.

II.      ANALYSIS

         A. A portion of the samples can be retained for a second round of analysis to reduce costs. This should only be done if the material within a homogeneous area is expected to be ACM. A final determination that any material is not ACM requires analysis of all samples.

         B. Bulls samples shall be analyzed for asbestos using NVLAP certified laboratories. AIHA certification is recommended.

         C. Bulk samples shall be analyzed by PLM (polarized light microscopy), using the "Interim Method for the Determination of Asbestos in Bulk Insulation Samples" found at Appendix A to Subpart F in 40 CFR Part 763. Samples shall not be composited for analysis.

         D. Use TEM analysis for 10% (but at least 1) of the samples from each homogeneous area of vinyl tile, if otherwise indicated by PLM not to contain greater than 1% asbestos. The analysis of vinyl tile shall be done using the Chatfield method currently under consideration by ASTM. No other bulk sampling shall be conducted by TEM or SEM without the approval of Lender.

         E. Provide quantitative results of analyses for samples found to be ACM (i.e., greater than 1% asbestos by weight). Results of analyses for other samples shall be reported as "less than 1%" unless the state or local regulatory requirements in the project area require otherwise.

         F. The name and address of each laboratory performing an analysis, the date of analysis, and the name and signature of the person performing the analysis shall be submitted.

III.     ASSESSMENT

Provide a written assessment of all ACM on the Collateral indicating

         A. Location, description and results of all samples and the assumptions made regarding homogeneous areas.

         B. Delineation of survey limitations including inaccessible areas, and an evaluation of the significance of these uncertainties to the overall assessment.

         C.       Location, type and amount of the ACM.

         D.       Condition of the material, specifying:

                  1.       Friability,

                  2. Type of damage (i.e., flaking, blistering, water damage, or other signs of physical damage);

                  3. Severity of damage (i.e., major flaking, severely torn jackets, as opposed to occasional flaking, minor tears to jackets);

                  4. Extent or spread of damage over large areas or a large percentage of the homogeneous area.

         E.       Whether the material is accessible for removal.

         F. The potential that the material may be disturbed. If possible, this should reference a discussion with building management regarding maintenance practices and possible renovations.

         G. Known or suspected causes of damage (i.e., air erosion, vandalism, vibration, water).

         H. Preventive measures which might eliminate the reasonable likelihood that undamaged ACM might become damaged.

         I.       Any immediate hazard preserved by the ACM.

         J. Any hazards that might result from the continued presence of any ACM.

         K        Results of air sampling, if available.

         L. The estimated costs for removal and an Operation and Maintenance ("O&M") plan. For properties that have ACM, and are proposed to be subject to a program of encapsulation, enclosure or other acceptable form of abatement, the recommended method of removal or abatement and the cost of that program should also be provided. Cost estimates should be qualified with regard to level of detail and margin of error.

         M. Estimated Costs should also be provided (separately) for restoration to pre-removal conditions. Cost estimates should be qualified with regard to level of detail and margin of error.

         N.       Estimated time required for abatement.

         O. State or local asbestos requirements affecting decisions regarding abatement.

IV.      DEVIATIONS

All deviations from this scope of work must have prior approval of Lender.

                                   SCHEDULE 3
                                   ----------

                              ENVIRONMENTAL REPORT
                              --------------------


ENVIRONMENTAL SITE ASSESSMENT SCOPE OF WORK (10/5/94)

         The Collateral must be surveyed by an environmental consulting firm (the "Consulting Firm" approved by The Prudential Insurance Company of America ("Lender"), Prudential Real Estate Investors ("PREI"), and/or The Prudential. Capital Group (collectively or individually, "Prudential"). It is the intent of this document to outline the Scope of Work (the "Scope of Work") for the Environmental Site Assessment (the "ESA") conducted for Prudential activities, including but not limited to equity properties, mortgage loans, acquisitions, and potential foreclosures. The objective of the ESA is to determine whether there is any environmental contamination present on the Collateral, or whether such contamination is likely to occur in the future because of on-site or nearby activities or problems. The assessment should describe the extent of any problems and the possible remedial options, including a range of costs.

MODIFICATIONS TO THE SCOPE OF WORK

         If the environmental professional of the Consulting Firm (the "Environmental Professional") conducting an assessment believes that a modification to this Scope of Work may be appropriate, such modification should be discussed with the designated "Prudential Coordinator" for Prudential activity for that consulting firm (the "Coordinator"). Final approval of the modification should then be obtained from a Prudential environmental engineer.

         If the ESA is for PREI, the Environments Professional shall check whether the investment is being made for another investor that has different environmental requirements. If the requirements are contradictory, it should be brought to the attention of a Prudential environmental engineer for resolution.

PHASE I - ENVIRONMENTAL SITE ASSESSMENT

1.       USE OF ASTM STANDARD (ASTM E 1527-93 SECTION 1)

         The Phase I ESA conducted for Prudential shall implement the scope of work defined by the African Society for Testing and Materials (the "ASTM") Standard Practice Designation E 1527-93 (the "Practice Designation"), with clarifications and modifications as described in this document. The Environmental Professional shall meet all the qualifications and requirements of an "environmental professional" as defined in the Practice Designation. All parenthetical Section references in this document refer to the particular Section of the Practice Designation listed.

2.       REGULATORY REQUIREMENTS FOR CONDUCTING AN ESA (SECTION 1.1)

         The ESA must consider other federal, state or local environmental laws, in addition to the CERCLA considerations incorporated into the Practice Designation. The Environmental Professional is expected to identify and address all other applicable regulatory requirements for environmental review of property transactions.

3.       IDENTIFICATION AND DISCUSSION OF OTHER ENVIRONMENTAL FACTORS (SECTION
         7.2.2)

         The Environmental Professional is also expected to identify and address other significant environmental programs or issues that could affect the market value or environmental condition of the Collateral, particularly if noncompliance might result in significant contamination.

4.       CONCLUSIONS AND RECOMMENDATIONS (SECTIONS 4.7.2 AND 8.3)

         The Environmental Professional conducting the current review must take responsibility for the conclusions and recommendations preserved in the ESA. Under no circumstances shall a Environmental Professional simply pass along someone else's conclusions without comment. The conclusions and recommendations of prior reports must be evaluated, and concurrence must be indicated if applicable.

5.       USE OF INTERVIEWS (SECTION 6.5.2.1)

         Information from interviews should be verified if information from another source is "reasonably ascertainable". The reliability of each source shall be qualified.

6.       REGULATORY SEARCH DISTANCES (SECTION 7.1.2.1)

         The approximate minimum search distances specified within the Practice Designation are generally accepted as presented by ASTM. Reductions of the search distances, as might be appropriate for certain central business districts, should be addressed as described in "Modifications to the Scope of Work" on page l of this document

         If there is reason to believe that an extensive or area-wide problem exists, the Environmental Professional should extend the file search as appropriate to identify the potential sources of that contamination. Searches of "adjoining" properties should include any property which is located in any part within a one-hundred foot (100') distance of any portion of the Collateral's property lines. This is a minor modification of the ASTM definition of "adjoining" which also includes the width of a public thoroughfare.

7.       TIME FOR FILE REVIEW (SECTION 7.1.4.2)

         Information that is not obtainable within twenty (20) days of request is not "reasonably ascertainable" within the Practice Design definitions. However, the reality is that many political jurisdictions require more than twenty (20) days to schedule a file review. If such information may impact the conclusions and recommendations of the ESA, including a determination regarding the advisability of a Phase II investigation, the deficiency should be noted along with the estimated time and methods utilized to obtain access. The Environmental Professional is expected to take all reasonable measures to expedite the process.

8.       PHYSICAL SETTING SOURCES (SECTION 7.2.3)

         Although the Practice Designation standard allows discretion to the Environmental Professional for reviewing other specific physical setting sources besides the mandated USGS 7.5 Minute Topographic Map, it should be emphasized that such information may be essential to the review, such as for the evaluation of potential off-site sources. This Scope of Work applies a performance standard to establish geological and groundwater conditions (including flow direction) from other reasonably ascertainable sources for the general area of the Collateral, if such information is relevant to the assessment.

9.       HISTORICAL REVIEW (SECTION 7.3.4)

         The historical review of the Collateral and the surrounding area is critical to the successful execution of an environmental assessment. It often refines the advisability of, or the nature of, any suggested Phase II work (test locations and suite of chemicals analyzed). ASTM mandates the use of only one historical source, with the use of additional historical sources being discretionary based on certain factors described in the Practice Designation.

         For purposes of a site assessment conducted pursuant to this Scope of Work, aerial photographs and fire insurance maps must be reviewed whenever such resources are reasonably ascertainable. The total number of historical sources searched by the Environmental Professional conducting a review pursuant to this Scope of Work is governed by a performance standard to establish the historical details of the Collateral that might be relevant to the assessment, subject also to a determination that the information is reasonably ascertainable.

10.      PRIOR USE OF COLLATERAL (SECTIONS 7.3.4 AND 8.4.1.2)

         The uses of the Collateral by prior occupants (past tenants) must be established to the extent that the information (eg. prior rent logs) is reasonably accessible. This is particularly important for industrial or commercial properties where past tenants may have handled hazardous materials.

11.      PRIOR USE OF ADJOINING PROPERTIES (SECTIONS 7.3.4 AND 8.4.1.2)

         The past uses of adjoining properties (see comment 5) must be established to the extent that the information is reasonably ascertainable. This is particularly important for industrial or commercial properties where past uses may have included handling of hazardous materials.

12.      HAZARDOUS MATERIAL HANDLING - CURRENT (SECTIONS 8.4.1.1)

         If the use of the Collateral being assessed involves a business (eg. manufacturing) or process that handles hazardous materials, the Environmental Professional shall describe the processes and the hazardous materials utilized or produced.

13.      HAZARDOUS MATERIAL HANDLING - PAST (SECTIONS 8.4.1.2 & 8.4.2.3)

         The Environmental Professional shall determine if the historical use of the Collateral is generally recognized as involving the handling of hazardous materials. If the Environmental Professional cannot evaluate the use by current readily ascertainable sources (i.e., the use has been discontinued or has changed with the passage of time), the Environmental Professional should describe the typical practice for that use during that operating period and the typical hazardous materials that were utilized or produced. The Environmental Professional should discuss whether such activity could potentially result in a significant environmental problem.

14.      REMOVAL OR REPAIR OF TANKS (SECTION 8.4.2.4)

         The prior removal or repair of tanks should be determined and reported to the extent reasonably ascertainable. The reason for the removal or repair should be explained, and a determination made whether any soil or groundwater testing was conducted and any condemnation was removed or remediated. The absence of post-excavation sampling may indicate the advisability of a Phase II investigation.

15.      REGULATORY COMPLIANCE OF TANKS (SECTION 8.4.2.4)

         Evaluate the status of storage tanks for compliance with regulatory requirements such as testing, construction standards, overfill protection and leak detection.

16.      PCBS (SECTION 8.4.2.10)

         With regard to Polychlorinated Biphenyls (PCBs), the Environmental Professional should:

         a. Document the location and owner of all transformers or capacitors that contain PCBs; and

         b. Evaluate all PCB equipment (i.e., contains any PCBs), including all transformers present on the Collateral, for compliance with all federal, state and local laws and regulations; and

         c. Visually inspect PCB equipment and determine whether there are any leaks or other hazards; and

         d. Determine whether all oil-filled transformers have been classified by PCB testing (mandatory for non-utility owned transformers) or other acceptable alternative; and

         e. Evaluate PCB transformers located near (on the Collateral or adjoining property - provide distance) commercial buildings for registration with the building owner and implementation of an appropriate inspection program.

17.      OTHER ENVIRONMENTAL CONSTRAINTS (SECTION 12)

         The Phase I ESA Report should describe potential environmental constraints on the use of the Collateral including but not limited to:

         a. Known or potential wetlands (any survey must be authorized and conducted pursuant to a different scope of work); and

         b.       Floodplain; and

         c.       Coastal zone; and

         d.       Sole source aquifer, and

         e.       Aquifer recharge area; and

         f. Nearby environmentally sensitive sites (including drinking water wells).

18.      ASBESTOS (SECTION 12.1.4.1)

         As part of the assessment, the Environmental Professional shall conduct a preliminary review of the potential that asbestos may be an issue at the Collateral. This would include the review of any existing asbestos survey or building records which suggest the presence of asbestos-containing materials.

         An asbestos survey is not included within the Scope of Work. If an asbestos bulk survey is required it shall be conducted consistent with the Asbestos Report described in Schedule 2 (authorized separately). A "PHASE I" OR "LIMITED" SURVEY IS NOT ACCEPTABLE. If an Asbestos Report has been authorized at the time the ESA is initiated, the asbestos activities described above are preempted.

19.      RADON (SECTION 12.1.4.2)

         Radon testing shall be conducted at all residential properties unless this requirement is waived pursuant to documented radon measurements in the subject area below 4 pc/liter, regulatory agency interviews, and the absence of any geological factors that would be expected to contribute to such readings. Approved Environmental Professionals can submit requests for waiver of radon testing to a Prudential environmental engineer for evaluation prior to conducting a specific ESA in that geographic area.

         Other types of properties shall be tested as appropriate, based on the likelihood that significant radon levels may be present. This will be determined using the same factors described above.

20.      LEAD PAINT (SECTION 12.1.4.3)

         A Phase I ESA conducted for any residential property constructed through the end of 1978 should evaluate the condition of the paint and the potential for disturbance. If painted areas are deteriorated, or if there is a likelihood that a significant disturbance will occur, the paint should be evaluated for lead. To the extent feasible, testing for lead content should be integrated with the asbestos survey conducted pursuant to a separate Prudential scope of work. A proposal must be submitted to a Prudential environmental engineer for approval.

         Any ESA conducted in a jurisdiction which applies specific requirements for testing for lead should implement those requirements consistent with the direction provided in section 2 of this Scope of Work.

21.      THE REPORT (APPENDIX X2)

         The report format and table of contents should follow the recommendation contained in Appendix X2 of the Practice Designation with the following additions:

         a. The Environmental Professional shall acknowledge that Prudential will be relying on this report in consideration of financing of the Collateral. Alternatively, the survey report shall be addressed to Prudential, as well as the Borrower; and

         b. The report must include site plans and location maps INDICATING ALL REFERENCED LOCATIONS AND FEATURES including potential off-site sources. Copies of any Sanborn maps that were reviewed should also be provided; and

         c. The report must include COLOR site photographs. Photographs should be provided for all storage areas and equipment where hazardous materials are handled; and

         d. The report must include a description of all applicable state and local regulatory requirements; and

         e. If the Environmental Professional concludes that a subsurface investigation (a "Phase II") is advisable, that recommendation should accompany, but may be separate from, the Phase I ESA report. The recommendation should include as a minimum:

                  1)       Reasons leading to the recommendation; and

                  2)       Recommended method(s) of subsurface exploration;
                           and

                  3) Number, depth, and location of borings and wells recommended; and

                  4) Any remote sensing techniques (i.e., soil gas survey, ground penetrating radar, etc.) to be utilized, and potential limitations of results so obtained;
                           and

                  5) Substances and parameters to be tested for by laboratory analysis and the rationale for this decision (e.g., products handled on this or adjacent property); and

                  6) Projected time schedule for submission of the Phase II results; and

                  7)       Cost estimate for all work recommended.

         f. The report shall be signed by the Environmental Professional responsible for the report and by the Coordinator or his/her designee for technical quality review at the Consulting Firm. If constraints present difficulties in obtaining the signature of the Coordinator, a statement that the Coordinator has reviewed the report will be accepted.

         g. An ORIGINAL version of the report shall be provided to a Prudential environmental engineer for review.

PHASE II-SUBSURFACE INVESTIGATION

A.       GENERAL COMMENTS

         1. The requirement for a subsurface investigation shall be established by Prudential's environmental engineering staff. A Phase II investigation should not be conducted without a Prudential environmental engineer's concurrence.

         2. The suite of analyses of groundwater samples conducted for any Phase II assessment shall be based on the Phase I results, but at least one sample shall normally be analyzed for priority pollutants with the exception of dioxin and asbestos, but with the addition of TPH (Total Petroleum Hydrocarbons), Xylene, MTBE and a library search. There shall be no deviation from this requirement without concurrence of a Prudential environmental engineer.

         3. All analyses of metals will provide both total and dissolved results unless otherwise authorized by a Prudential environmental engineer.

         4. The use of composite sampling must be specifically authorized by a Prudential environmental engineer.

         5. The laboratory used for sample analysis shall be certified by each applicable regulatory agency having jurisdiction.

         6. If the Phase I ESA indicates that phthalates or methylene chloride or other substances that might show up as laboratory contaminants are suspected to be present as a contaminant at the site, the Environmental Professional must take appropriate precautions to ensure the validity of the Phase II analyses for these substances.

         7. The installation of all wells must follow applicable regulatory protocols. Use of temporary wells or other alternate ground water sampling procedures must be specifically approved by a Prudential environmental engineer.

         8. All wells must be installed with appropriate security measures to minimize damage from site activity (eg. flush mounted if subjected to traffic) and prevent tampering (locking caps or well covers). In addition, all below-grade connections and casing joints must be water tight. This shall be coordinated with the Borrower.

         9. Once the ESA is completed and accepted by Prudential, the future need for each well shall be discussed with the Borrower. A determination shall be made about possible decommissioning of the well.

         10. Borrower is responsible for the disposal of all residual materials developed in the course of a subsurface investigation at, on, or under the Collateral and is responsible for compliance with all regulatory requirements. The Environmental Professional is responsible for determining what advice and assistance it

\
                  should or ought to provide to the Borrower in connection with such disposal of materials, consistent with the Borrower's legal responsibilities and the terms of the agreement between to Environmental Professional and the Borrower.

B.       THE ENVIRONMENTAL PROFESSIONAL'S FINAL PHASE II REPORT SHALL INCLUDE:

         1. Conclusions about the environmental condition of the Collateral; and
         2. Site plans and location maps indicating all referenced locations, including soil borings and monitoring wells; and
         3.       Site photographs if not provided in the Phase I report; and
         4.       Documentation and supporting data; and
         5. Evaluation of all data. THIS SHALL BE RELATED TO STATE AND LOCAL REGULATORY REQUIREMENTS AND ANY ACTUAL, "SUGGESTED", OR "GUIDANCE" ACTION LEVELS FOR REPORTING OR CLEANING UP SOIL AND GROUND WATER CONTAMINATION. ANY STATE GROUND WATER QUALITY STANDARDS MUST BE SPECIFICALLY REFERENCED; AND
         6.       Ground water level and direction of flow if available; and
         7.       Uncertainties relating to available data; and
         8. Recommendations for additional site investigation with projected costs; and
         9.       Recommendations for remedial measures, if recommended; and
         10. Estimated length of time and cost of remediation (both range of costs and worst case).

C. The Environmental Professional shall acknowledge that Prudential will be relying on this report in consideration of financing of the Collateral. The report shall be addressed to Prudential as well as the Borrower.

D. The report shall be signed by the Environmental Professional responsible for the report and by the Coordinator or his/her designee for technical quality review at the Consulting Firm. If constraints present difficulties in obtaining the signature of the Coordinator, a statement that the Coordinator has reviewed the report will be accepted.

                                   SCHEDULE 4

                ENGINEERING AND PHYSICAL INSPECTION REQUIREMENTS

REQUIREMENTS FOR COMPLETED IMPROVEMENTS

      If the Improvements are fully complete at the date of this Application, Borrower shall furnish:

      (i) Within ten days of the date of this Application, complete final working plans and specifications ("Plans and Specifications") for the Improvements.

      (ii) A report with respect to the physical condition of the Improvements (the "A&E Report") prepared by an architect and/or engineer acceptable to Lender. Such architect and/or engineer shall review the Plans and Specifications and perform an on-site inspection of the Improvements. The A&E Report shall contain the results of such review of the Plans and Specifications and on-site inspection of the Improvements, shall certify that the Improvements were constructed in compliance with the Plans and Specifications, shall describe the physical condition of the Improvements, and shall contain information as to the adequacy of subsurface soil conditions and drainage, field soil compaction, soil reports, building materials, concrete compression tests, any similar geotechnical items, and all elevator installations, if any, necessary to service the Improvements. The A&E Report shall also contain a general engineering inspection and review of the Improvements including roofing, pavement, mechanical systems, electrical systems (including a description of the type of wiring), plumbing systems, life safety systems, seismic conditions (if applicable), and the presence of polybutylene piping and fire retardant plywood. All drafts and the final version of the A&E Report shall be addressed to and delivered to both Borrower and Lender simultaneously, and shall acknowledge that Lender will be relying on the reports in consideration of making the Loan. Lender may contact and confer with any such architect and/or engineer without Borrower's approval or consent. Lender shall have the right to inspect the Improvements from time to time, with reasonable prior notice.

If construction of the Collateral was completed no earlier than twelve (12) months prior to the date of this Application, Borrower may furnish, in lieu of portions of the A&E Report, a certificate from each of the architect of record, the general contractor, and the Borrower, that the improvements, as constructed, (a) have been fully completed in compliance with the Plans and Specifications, and (b) comply with all applicable building and zoning codes, ordinances, rules, regulations, and other similar specifications. The architect's certificate shall also state that the architect regularly inspected the Improvements during construction, and that the architect has inspected the Improvements no more than sixty (60) days prior to Closing and has determined that the physical condition of the Improvements is satisfactory in all respects.


      (iii) At least fifteen (15) days prior to Closing, if the Improvements are an apartment project, hotel or motel, a sound transmission evaluation addressed to Lender from a licensed architect or engineer acceptable to Lender (the "Sound Report"), certifying that the interior walls and partitions of the units are designed to achieve a sound transmission classification ("STC") rating, when rated in accordance with the A.S.T.M. designation E90-85 Tentative Recommended Practice for the Laboratory Measurement of Airborne Sound Transmission Laws of Building Floors and Walls, of not less than fifty (50) decibels for walls and floors between units, core walls and corridor walls, and not less than thirty-five (35) decibels for partitions within units.


REQUIREMENTS FOR UNCOMPLETED IMPROVEMENTS

      If the Improvements are not fully complete at the date of this Application, Borrower shall comply with the following conditions:

      (i) Within ten days after the date of this Application, Borrower shall furnished Lender with the following, all of which (including the identity of the preparers of all required reports) shall be subject to Lender's approval:

             (A) the final plans and specifications for the Improvements (which shall not be materially changed without the prior written approval of Lender);

                  (B) a report of subsurface soil conditions and test borings, prepared by a licensed engineer or a recognized test laboratory, certifying that the soil condition will adequately support the Improvements with the foundation as designed;

                  (C) a report from a recognized manufacturer or a licensed engineer as to the adequacy of all elevator installations (if any), including recommended size, capacity, travel and speed necessary to adequately service the Improvements, as well as percentage of population that can be moved within a five minute waiting period for riders; and

                  (D) if the Improvements are an apartment project, hotel or motel, a sound transmission evaluation from a licensed architect or engineer, acceptable to Lender, certifying that the interior walls and partitions of the units are designed to achieve a sound transmission classification (S.T.C.) rating, when rated in accordance with the A.S.T.M. designation E90-61T Tentative Recommended Practice for the Laboratory Measurement of Airborne Sound Transmission Loss of Building Floors and Walls, of not less than 45 decibels for walls and floors between units, core walls and corridor walls, and not less than 35 decibels for partitions within units.


{from the inspecting not be required for the existing phase I units and the rating for phase II can be obtained with the review of plans and specifications of phase II}

         (ii) The general contractor for the construction of the Improvements shall be {Roberts Properties Construction}, and shall not be changed without Lender's prior written consent.


         (iii) Lender shall have the right to retain an architect or engineer of its choice to review the plans and specifications and required reports, and to make periodic inspections and reports to ensure that construction of the Improvements is progressing, is being completed in a satisfactory manner, and is in compliance with the approved final plans and specifications. Borrower shall pay the fees and expenses of said architect or engineer.

         (iv) Lender and its architect or engineer shall have the right to inspect the Collateral at any time and from time to time during construction.


         (v) [Within thirty (30) days commencement of construction and if so requested by Lender, Borrower shall erect on the Collateral a financing sign prepared and paid for by Borrower to the specifications and satisfaction of Lender.] Borrower agrees that Lender may release publicity articles concerning the financing of the project.


         (vi) Borrower shall submit to Lender final and complete working plans and specifications, signed by Borrower, at least fifteen (15) business days prior to Closing. Such plans and specifications shall be subject to Lender's approval.

         (viii) Upon completion of the Improvements, Borrower shall furnish to Lender a certification from a licensed architect or engineer nominated and paid by Borrower and approved by Lender, certifying that: (A) he has regularly inspected the Improvements during construction, (B) the Improvements have been fully completed in compliance with the final plans and specifications approved by Lender, and (C) the Improvements, as constructed, comply with all applicable building and zoning codes, ordinances, rules, regulations, and other similar restrictions, including the Americans with Disabilities Act. In addition, such architect or engineer shall furnish to Lender inspection reports at least once a month during construction.

         (ix) Prior to Closing, the Collateral shall be inspected by Lender to verify that the Improvements have been fully equipped and satisfactorily completed in compliance with the approved final plans and specifications approved by Lender.

                                   SCHEDULE 5
                             INSURANCE REQUIREMENTS

         Borrower shall furnish the following insurance policies or endorsements, which shall be subject to the approval of Lender as to insurance companies, amounts, forms, deductibles, loss payees and insureds and such other insurance as Lender may reasonably require.

I.       Coverage Amounts

         A. All risk property insurance: Not less than 100% replacement Cost unless a different amount is approved by Lender in its sole discretion. The deductible amount may not exceed $10,000. Any provision for coinsurance is unacceptable. All property insurance coverage must be on a replacement Cost basis.

         B. Rent loss, business interruption or use and occupancy insurance: Not less than an amount equal to twelve (12) months' total income from the Collateral, including but not limited to the sum of the aggregate annual net effective rental required by section 13(b) of the Application plus Lender's estimate of all other pro forma annual income such as tenant reimbursements of fixed and operating expenses.

         C. Flood insurance: In the amount approved by Lender's Risk Management Department, if the Collateral is located in an HUD designated special flood hazard area.

         D. Commercial general liability insurance: Not less than $1,000,000 bodily injury and property damage combined single limit, with an umbrella/excess liability policy(ies) of not less than $10,000,000, and shall include operations and blanket contractual liability coverages. All public liability insurance must be on an occurrence basis.

         E. Boiler and machinery insurance, if applicable, covering boilers and other pressure vessels, the heating and air conditioning system, and high pressure piping, machinery and equipment.



II.      Items to be Delivered Fifteen Days Prior to Closing


         A. All risk property insurance, rent loss insurance, flood insurance (if required):

                  1. A duplicate original or certified copy of the policy, with agent's original signature on the certification, must be provided. The entire policy must be submitted, including all forms and endorsements. If the policy is a blanket policy, those endorsements which apply only to properties other than the Collateral may be omitted.

                  2. Borrower (i.e., the exact legal entity constituting the Borrower) must be a Named Insured. Lender must be a named insured.

                  3. The Collateral must be identified as the insured property.

                  4. The proper amounts of coverage must be indicated.

                  5. If the policy is a blanket policy, the agent must inform Lender in writing that the full amount of the blanket policy is available for any insured loss and that no sublimits apply to the Collateral.

                  6. Lender must be named in a standard mortgagee clause at the address set forth in section 7 below.

                  7. The policy must be endorsed to include the following notice provision for the benefit of Lender:

         It is hereby agreed that the Company will give

                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                   P.O. Box 10082
                   Van Nuys, California 91410-0082
                   Attention: Mortgage Loan Insurance and Tax Division

                   with a copy to

                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                   One Ravinia Drive, Suite 1400
                   Atlanta, Georgia 30346
                   Attention: Vice President, Mortgage Loan Servicing

at least 30 days' written notice prior to material change in or cancellation of this policy.

         8. The policy must include a waiver of subrogation clause substantially equivalent to the following:

The Company may require from the Insured an assignment of all rights of recovery against any party for loss to the extent that payment therefor is made by the Company, but the Company shall not acquire any rights of recovery which the Insured has expressly waived prior to loss, nor shall such waiver affect the Insured's rights under this policy.

B.       Commercial general public liability insurance

         1.       An original certificate of insurance must be provided.

         2. Borrower (i.e., the exact legal entity constituting the Borrower) must be a Named Insured.

         3.       The Collateral must be identified as an insured location.

         4.       The proper amounts of coverage must be indicated.

         5. The certificate must indicate that contractual liability is covered.

         6. Lender must also be shown as the Certificate Holder, with the following address:

                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                  P.O. Box 10082
                  Van Nuys, California 91410-0082
                  Attention: Mortgage Loan Insurance and Tax Division

                  with a copy to

                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                  One Ravinia Drive, Suite 1400
                  Atlanta, Georgia 30346
                  Attention: Vice President, Mortgage Loan Servicing

         7. The insurance company must agree unconditionally to provide Lender with 30 days' prior written notice of material change in or cancellation of the policy. If the standard "ACORD" certificate form or equivalent is used, the printed notice of cancellation clause must be modified in the following manner

         Should any of the above described policies be canceled or materially changed before the expiration date thereof, the issuing Company will mail 30 days' written notice to the certificate holder named to the left.

III. Insurance Carriers - Any insurance carrier must have a Best Rating of B+ XII or higher.

                                   SCHEDULE 6
                      ERISA CERTIFICATIONS AND INDEMNITIES

                         FOR GENERAL ACCOUNT LOANS ONLY


Compliance with ERISA and State Statutes on Governmental Plans

At Closing, Borrower agrees that it will provide an ERISA Certification and Indemnification Agreement, in form and substance satisfactory to Lender, including, without limitation, the following provisions:

         (i) Borrower understands and acknowledges that, at Closing, the source of funds from which Lender extends the Loan is its General Account, which is subject to the claims of its general creditors under state law.

         (ii) Borrower represents and warrants to Lender that, as of the date of the Loan Documents and throughout the of the Loan, (a) Borrower is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, and (b) the assets of the Borrower do not constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. ss.2510.3-101.

         (iii) Borrower represents and warrants to Lender that, as of the date of the Loan Documents and throughout the term of the Loan, (a) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA, and (b) transactions by or with Borrower are not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

         (iv) Borrower covenants and agrees to deliver to Lender such certifications or other evidence at Closing and from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (a) Borrower is not an "employee benefit plan" or a "governmental plan"; and (b) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (c) one or more of the following circumstances is true:

              (A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. ss2510.3-101(b)(2);

              (B) Less than twenty-five percent (25%) of all equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. ss2510.3-101(f)(2); or

              (C) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. ss2510.3-101(c) or (e).

         (v) Any of the following shall constitute a default under the Loan Documents, entitling Lender to exercise any and all remedies to which it may be entitled under the Loan Documents: (a) the failure of any representation or warranty made by Borrower under this section to be true and correct in all respects, (b) the failure of Borrower to provide Lender with the written certifications and evidence referred to above, or (c) the consummation by Borrower of a transaction which would cause the Loan or any exercise of Lender's rights under the Loan Documents to constitute a non-exempt prohibited transaction under ERISA or a violation of a state statute regulating governmental plans, subjecting Lender to liability for violation of ERISA or such state statute.

         (vi) Borrower hereby indemnifies, defends and holds Lender harmless from and against all loss, cost, damage and expense (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under the immediately preceding section. This indemnity shall survive any termination, satisfaction or foreclosure of the Loan Documents and shall not be subject to the limitation on personal liability described in Section 2 of Exhibit D to the Application.

         (vii) (a) Anything in the Application, Commitment, or the Loan Documents to the contrary notwithstanding, no sale, assignment or transfer of any direct or indirect interest in the Borrower shall be permitted which would negate Borrower's representations in this section or cause the Loan Documents (or any exercise of Lender's rights under the Loan Documents) to constitute a violation of any provision of ERISA or of any applicable state statute regulating a governmental plan, as determined in the sole discretion of Lender.

               (b) Anything in the Application, the Commitment, or the Loan Documents to the contrary notwithstanding, no direct or indirect transfer of the Collateral or any interest therein including, without limitation, a junior lien or leasehold interest, shall be permitted which would cause the Loan Documents (or any exercise of Lender's rights under the Loan Documents) to constitute a violation of ERISA or any applicable state statute regulating a governmental plan, as determined in the sole discretion of Lender.

               (c) Anything in the Application, the Commitment or the Loan Documents to the contrary notwithstanding, no less than fifteen (15) days before consummation of any permitted transfer of title to the Collateral or of an interest in Borrower, or of any direct or indirect right, title or interest in either of them, or of the placing of any lien or encumbrance on the Collateral, Borrower shall obtain from the proposed transferee or lienholder a representation to Lender in form and substance satisfactory to Lender that the provisions of section (iv) above will be true after the transfer, or in the case of a lien or encumbrance, would remain true following any foreclosure or conveyance in lieu thereof, and further provided that any proposed lienholder agrees that any direct or indirect transfer of its lien or any interest therein will be governed by this section.

                          FOR SEPARATE ACCOUNT LOANS ONLY

Compliance with ERISA and State Statutes on Governmental Plans

At Closing, Borrower agrees that it will provide an ERISA Certification and Indemnification Agreement, in form and substance satisfactory to Lender, including, without limitation, the following provisions:

         (i) Borrower understands and acknowledges that, at Closing, the source of funds from which Lender extends the Loan is a separate account, which is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         (ii) Borrower represents and warrants to Lender that, as of the date of the Loan Documents and throughout the term of the Loan Documents, (a) Borrower is not a "party in interest", as defined in Section 3(14) of ERISA, to any employee benefit plan that has invested in the separate account from which funds have been derived to make the Loan Documents, or if so, the Loan Documents does not constitute a nonexempt prohibited transaction under ERISA, and (b) transactions by or with Borrower are not subject to state statutes regulating investments of and fiduciary obligations with respect to "governmental plans," as defined in Section 3(32) of ERISA, or if so subject, the Loan Documents do not constitute a nonexempt prohibited transaction under such statutes.

         (iii) Borrower covenants and agrees to deliver to Lender such certifications or other evidence at Closing and from time to time throughout the term of the Loan Documents, as requested by Lender in its sole discretion, confirming the representations and warranties made in section (ii) above.

         (iv) Any of the following shall constitute a default under the Loan Documents, entitling Lender to exercise any and all remedies to which it may be entitled under the Loan Documents: (a) the failure of any representation or warranty made by Borrower under this section to be true and correct in all respects, (b) the failure of Borrower to provide Lender with written certifications and evidence referred to above, or (c) the consummation by Borrower of a transaction which would cause the Loan or any exercise of Lender's rights under the Loan Documents to constitute a nonexempt prohibited transaction under ERISA or state statutes regulating governmental plans, subjecting Lender to liability for violation of ERISA or such state statute.

         (v) Borrower hereby indemnifies, defends and holds Lender harmless from and against all loss, cost, damage and expense (including without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under the immediately preceding section. This indemnity shall survive any termination, satisfaction or foreclosure of the Loan Documents and shall not be subject to the limitation on personal liability described in Section 2 of Exhibit D to the Application.

         (vi) (a) Anything in the Application, the Commitment or the Loan Documents to the contrary notwithstanding, no sale, assignment or transfer of any direct or indirect interest in the Borrower shall be permitted which would negate Borrower's representations in this section or cause the Loan Documents (or any exercise of Lender's rights under the Loan Documents) to constitute a violation of any provision of ERISA or of any applicable state statute regulating a governmental plan, as determined in the sole discretion of Lender.

              (b) Anything in the Application, the Commitment or the Loan Documents to the contrary notwithstanding, no direct or indirect transfer of the Collateral or any interest therein including, without limitation, a junior lien or leasehold interest, shall be permitted which would cause the Loan Documents (or any exercise of Lender's rights under the Loan Documents) to constitute a violation of ERISA or any applicable state statute regulating a governmental plan, as determined in the sole discretion of Lender.

              (c) Anything in the Application, the Commitment or the Loan Documents to the contrary notwithstanding, no less than fifteen (15) days before consummation of any permitted transfer of title to the Collateral or of an interest in Borrower, or of any direct or indirect right, title or interest in either of them, or of the placing of any lien or encumbrance on the Collateral, Borrower shall obtain from the proposed transferee or lienholder a representation to Lender in form and substance satisfactory to Lender that the representations and warranties section (ii) above will be true after the transfer, or in the case of a lien or encumbrance, would remain true following any foreclosure or conveyance in lieu thereof, and further provided that any proposed lienholder agrees that any direct or indirect transfer of its lien or any interest therein will be governed by this section.

                                    APPENDIX




Language indicated as being shown by strike out in the typeset document is enclosed in brackets "["and"]" in the electronic format


Language indicated as being shown by additions in the typeset document is enclosed in braces "{"and"}" in the electronic format